EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

LAGOON GROUP CORP.

 (the “Company”)

WHEREAS:

A.	ANASTASIIA IUROVA has consented to step down as President, CEO, and Treasurer and as a Member of the Board of Directors of the Company.

B.	SONG ZHILIN has consented to act as a Member of the Board of Directors of the Company.

C.	PENG XUANLAI has consented to act as the new President, CEO, Treasurer and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

1.	ANASTASIIA IUROVA, has stepped down as President, CEO, Treasurer and as a Member of the Board of Directors of the Company.

2.	SONG ZHILIN, who has consented to act as a Member of the Board of Directors of the Company, is appointed to the Board of Directors of the Company.

3.	PENG XUANLAI, who has consented to act as a President, Secretary and Treasurer, is appointed as President, Secretary and Treasurer of the Company.

Effective date: June 15, 2015

By:	/s/ Anastasiia Iurova
ANASTASIIA IUROVA

By:	/s/ Peng Xuanlai
PENG XUANLAI

By:	/s/ Song Zhilin
SONG ZHILIN